EXHIBIT 24.1
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints DAVID F. SNIVELY, NANCY E. HAMILTON, SONYA M. DAVIS, JENNIFER L. WOODS and CHRISTOPHER A. MARTIN, and each of them (with full power of each to act alone), severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and to execute in his or her name, place and stead (individually and in any capacity stated below) Monsanto Company’s 2011 Annual Report on Form 10-K and 2010 Annual Report on Form 10-K/A, and all documents and instruments necessary or advisable in connection therewith, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (or any other governmental regulatory authority), each of said attorneys-in-fact and agents to have power to act with or without the others and to have full power and authority to do and to perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Dated: October 24, 2011

Hugh Grant Chairman, President and Chief Executive Officer; Director	/s/ JON R. MOELLER Jon R. Moeller Director
(Principal Executive Officer)

Pierre Courduroux Senior Vice President and Chief Financial Officer (Principal Financial Officer)	/s/ GWENDOLYN S. KING Gwendolyn S. King Director

Nicole M. Ringenberg Vice President and Controller (Principal Accounting Officer)	/s/ C. STEVEN MCMILLAN C. Steven McMillan Director

/s/ DAVID L. CHICOINE David L. Chicoine Director	/s/ WILLIAM U. PARFET William U. Parfet Director

Arthur H. Harper Director	/s/ GEORGE H. POSTE George H. Poste Director

/s/ JANICE L. FIELDS Janice L. Fields Director	/s/ ROBERT J. STEVENS Robert J. Stevens Director

/s/ LAURA K. IPSEN Laura K. Ipsen Director